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                                                                  EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Bargaining Hourly Umbrella Retirement Savings Plan and Non-Bargaining Hourly Retirement Savings Plan of Lear Corporation (formerly known as Lear Seating Corporation) of our report dated August 8, 1995, relating to the consolidated financial statements of Masland Corporation as of June 30, 1995 and July 1, 1994 and for the three years in the period ended June 30, 1995, which appears on page 3 of Lear Corporation's Form 8-K dated June 27, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
November 14, 1996